1 Exhibit 4.33 Amendment Agreement No. 2 to the Term Storage Agreement bearing number VITOLMD-ETA-2015-01 Between Eurotank Amsterdam B.V. And Vitol S.A.

2 THIS AMENDMENT AGREEMENT NO. 2 is made on this 9th day of November 2015 BETWEEN 1. Eurotank Amsterdam B.V., a company incorporated under the laws of the Netherlands with a registered office at Van Riebeeckhavenweg 9, 1041 AD, Amsterdam, The Netherlands (“the Company”); and AND 2. Vitol S.A., a company incorporated under the laws of Switzerland with a registered office at 28 Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland(“the Client”) together “the Parties” and individually “the Party”. WHEREAS (A) The Company and Client are parties to a Term Storage Agreement bearing reference number VITOLMD-ETA-2015-01 dated 1 January 2015 (“Agreement”). (B) By virtue of the Amendment Agreement No. 1 dated 26th day of March 2015, the Parties agreed to amend Clause 4 (Storage Period) of the Agreement; (C) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Agreement in accordance with this Amendment Agreement No. 2. NOW THEREFORE it is agreed that with effect from the date of this Amendment Agreement No. 2: 1. The Company and the Client agree to extend the duration from 31 December 2015 to 31 December 2019. 2. Save to the extent as amended by this Amendment Agreement No. 2, all terms and conditions of the Agreement shall remain in full force and effect. 3. This Amendment Agreement No. 2 may be executed in counterparts. 4. Clauses 21 and 22 of the Agreement shall apply mutatis mutandis to this Amendment Agreement No. 2 as if references therein to the Agreement were to this Amendment Agreement No. 2. 6. Capitalised terms not otherwise defined in this Amendment Agreement No. 2 shall have the same meaning as in the Agreement.

3 IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 2 to be executed by their duly authorized representatives, as of the date first above written. Eurotank Amsterdam B.V. /s/ Jack de Moel Name: Jack de Moel Position: Managing Director Date: 09 November 2015 Place: Amsterdam Vitol S.A. /s/ David Fransen Name: David Fransen Position: Managing Director Date: 09 November 2015 Place: Geneva